Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:

Karen Gross, Vice President and Corporate Secretary
(303) 573-1660

ROYAL GOLD REPORTS RECORD REVENUES
AND STRONG FREE CASH FLOW* IN SECOND QUARTER OF FISCAL 2008

▪	Revenue increases 19% on quarter-over-quarter basis
▪	Initial revenue contribution from Battle Mountain royalties
▪	AngloGold royalty acquisition announced
▪	Benso royalty transaction completed

DENVER, COLORADO. JANUARY 31, 2008: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), the leading precious metals royalty company, today announced second quarter fiscal 2008 net income of $5.1 million, or $0.13 per basic share, on record royalty revenue of $15.4 million. This compares to net income for the second quarter of fiscal 2007 of $5.6 million, or $0.24 per basic share, on royalty revenue of approximately $12.9 million.

Extraordinary, non-recurring expenses related to the Company’s evaluation of a business development opportunity and non-recurring Battle Mountain-related charges totaled $2.2 million, or $0.05 per share on an after tax basis. In addition, accounting for accumulated dividends on the 7.25% mandatory convertible preferred shares resulted in an adjustment to earnings available to common stockholders of $1.2 million, or $0.04 per share. This preferred dividend payment will terminate on March 10, 2008, when all preferred shares are converted into shares of common stock. Per share results were also lower than the prior period due to additional shares outstanding relating to the acquisitions of Peñasquito, Pasqua-Lama, and Battle Mountain assets, which are expected to be major contributors to the Company’s future growth.

* The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and impairment of mining assets, if any, less minority interest in income from consolidated subsidiary (see, Schedule A).

Net income for the six-month period ended December 31, 2007, was $10.8 million, or $0.33 per basic share, on royalty revenue of $28.2 million. This compares to net income of $10.6 million, or $0.45 per basic share, for the six-month period ended December 31, 2006, on royalty revenue of $22.8 million. For the six-month period, non-recurring Battle Mountain and extraordinary business development charges totaled $2.2 million, or $0.05 per share on an after tax basis. The Company also recorded an adjustment to earnings per share of $0.04 for the six-month period associated with accumulated dividends on the 7.25% mandatory convertible preferred shares.

Free cash flow for the quarter was approximately $11.2 million, totaling 73% of revenue. This compares to free cash flow for the second quarter of fiscal 2007 of approximately $10.0 million or 78% of revenues.

As of December 31, 2007, the Company had a working capital surplus of approximately $201.0 million. Current assets were $ 209.4 million (including $195.7 million in cash), compared to current liabilities of $8.4 million resulting in a current ratio of 25 to 1.

“Solid revenues from our core producing royalty properties, new contributions from the Taparko mine and continued strength in the price of gold resulted in near-record cash flow, even after several non-recurring expenses,” said Tony Jensen, President and CEO. “During the quarter, we received our first revenue from royalties acquired in the Battle Mountain transaction. The closing of the AngloGold acquisition later this quarter will further enhance our pipeline of new revenue for the second half of fiscal 2008.”

PROPERTY HIGHLIGHTS

Production and revenue for each of the Company’s active royalty interests is shown in Table 1. For more detailed information about each of our royalty properties, please refer to the Company’s most recent Annual Report on Form 10-K or website, located at www.royalgold.com.

Higher revenues for the second quarter were largely derived from higher gold prices, increased production at the Pipeline Mining Complex and Mulatos, as well as new revenue contributions from Taparko and the royalties acquired from the Battle Mountain transaction. Production at Taparko was significantly lower than the operator’s projected quarterly or calendar year estimates due to alignment issues at the mill and the continuing ramp up of production at the operation. High River, the operator of Taparko, is addressing these matters and is working toward achieving consistent mill operations.

OTHER DEVELOPMENTS

Completion of Battle Mountain Gold Acquisition

The Company completed the merger agreement with Battle Mountain Gold Exploration Corp. (“Battle Mountain”) in October 2007. In the transaction, Royal Gold acquired a 1.25% net smelter return (“NSR”) royalty on gold production and a 2.0% NSR royalty on both gold and silver production from the Dolores project in Mexico. Royal Gold also acquired eight exploration royalties and three producing royalties including: a 0.72% NSR royalty on the Williams mine in Ontario, Canada; a 3.0% NSR royalty on the Don Mario mine in Bolivia; and a 3.0% NSR royalty on the El Limon mine in Nicaragua. The total purchase price for the Battle Mountain acquisition was $65.8 million, consisting of Royal Gold common stock and cash.

Acquisition of Benso Royalty

On December 7, 2007, Royal Gold closed the purchase of a 1.5% NSR royalty from FairWest Energy Corporation on the Benso gold concession in Ghana for $1.875 million. The Benso concession is operated by Golden Star Resources and is located approximately 25 miles south of Golden Star’s Wassa mine. Construction of the road from Benso to the Wassa processing plant began in October. The operator expects the first ore to be mined and hauled in the third calendar quarter of 2008.

Dividend Increase

On November 14, 2007, Royal Gold announced that its Board of Directors increased the Company’s annual dividend for its common stock, from $0.26 to $0.28, payable on a quarterly basis of $0.07 per share.

AngloGold Royalty Purchase

On January 24, 2008, the Company announced an agreement to acquire three royalties from AngloGold Ashanti (USA) Exploration Inc., a wholly-owned subsidiary of AngloGold Ashanti North America. The first royalty is a 2.0% NSR royalty on the Marigold mine, located on the Battle Mountain-Eureka trend in Nevada, and operated by Goldcorp, Inc. Royal Gold estimates this royalty will begin producing revenue for the Company in calendar 2010 when mining operations move onto the Company’s royalty ground. The other two royalties are in production and consist of a 2.0-4.0% sliding-scale NSR royalty and a 10.0% net profits interest royalty on the El Chanate mine, located in Sonora, Mexico and operated by Capital Gold Corporation. The sliding-scale NSR royalty is capped at $17.0 million and the 10.0% NPI royalty is capped at $1.0 million. The purchase price for all three royalty interests will total $13.75 million. The acquisition is subject to customary due diligence and is expected to close by the end of the first calendar quarter of 2008.

Capital Structure

In November 2007, the Company completed a 7.25% mandatory convertible preferred stock public offering for 1.15 million shares. On January 25, 2008, Royal Gold exercised its right to convert all of the issued and outstanding shares of its preferred stock into shares of Royal Gold common stock. The conversion date is March 10, 2008. The Company also authorized the repurchase of up to $30 million of its common stock in the open market from time to time until March 31, 2008.

In addition, Royal Gold amended its existing credit facility with HSBC Bank USA, National Association, to extend the maturity date from December 31, 2010 to December 31, 2012. As of January 23, 2008, the borrowing capacity under the amended credit facility is the full $80 million available under the credit facility.

ROYALTY DEFINITIONS

The Company’s royalty portfolio contains several different types of royalties which are defined as follows:

Royalty - the right to receive a percentage or other denomination of mineral production from a resource extraction operation.

Gross Smelter Return (“GSR”) Royalty - a defined percentage of the gross revenue from a resource extraction operation, less certain contract-defined costs with no deduction for any costs paid by or charged to the operator.

Net Smelter Return (“NSR”) Royalty - a defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of incidental transportation, insurance, refining and smelting costs.

Net Value Royalty (“NVR”) - a defined percentage of the gross revenue from a resource extraction operation, less certain contract-defined transportation costs, milling costs and taxes.

Net Profits Interest Royalty (“NPI”) - a defined percentage of the gross revenue from a resource extraction operation, after recovery of certain contract-defined pre-production costs, and after deduction of certain contract-defined mining, milling, processing, transportation, administrative, marketing and other costs.

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s web page is located at www.royalgold.com.

Note: Management’s conference call reviewing the second quarter of fiscal 2008 will be held today at 10:00 a.m. Mountain Time (noon Eastern Time) and will available by calling (800) 603-2779 or (706) 634-7230, access #31699975. The call will be simultaneously broadcast on the Company’s web site at www.royalgold.com under the “Presentations” section. A replay of this web cast will be available on the Company’s web site approximately two hours after the call ends.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding future growth of the Company, continued strength in the price of gold, adding the royalties from the AngloGold acquisition which has not been completed, the enhancement of Royal Gold’s pipeline of new revenue for the second half of fiscal 2008, continuing ramp up of production at Taparko, achievement of consistent mill operations by High River, expectation of the first ore to be mined and hauled at the Benso gold concession in the third quarter of 2008 and expectation that the acquisition of the AngloGold royalties will close by the end of the first quarter of 2008. Factors that could cause actual results to differ materially from projections include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, management’s ability to increase our cash flow, revenues and margins, and economic and market conditions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  Acquisitions of royalties and corporate acquisitions are subject to certain risks, such as the ability of Royal Gold to make accurate assumptions regarding valuation, timing and amount of royalty payments from acquired royalties, the ability of the operator to bring projects into production and continue to operate as planned, and the ability of Royal Gold to successfully complete the acquisitions.  In addition, acquired royalty interests on certain projects are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

*Free Cash Flow: The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting. The Company defines free cash flow as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets less minority interest in income of consolidated subsidiary. While we believe free cash flow is a useful measure of the Company’s performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles. See Schedule A, attached to this press release.

TABLE 1

Review of Operations - Second Quarter Fiscal 2008

PROPERTY	ROYALTY	OPERATOR	METAL	QUARTER ENDED DECEMBER 31, 2007		QUARTER ENDED DECEMBER 31, 2006
				Royalty Revenue ($ Millions)	Reported Production[1]	Royalty Revenue ($ Millions)	Reported Production[1]
Pipeline	GSR1[2] GSR2 GSR3 NVR1	Barrick	Gold	6.9	146,000 oz.	5.5	138,000 oz.
Robinson[3]	3.0% NSR	Quadra	Gold Copper	3.2	27,000 oz. 28.9M lbs.	3.2	16,000 oz. 24.1M lbs.
SJ Claims - Goldstrike	0.9% NSR	Barrick	Gold	1.3	183,000 oz.	1.5	276,000 oz.
Leeville	1.8% NSR	Newmont	Gold	1.3	86,000 oz.	1.3	114,000 oz.
Taparko	TB-GSR1[4] TB-GSR2	High River	Gold	1.1	5,900 oz.	__[5]	__[5]
Don Mario	3.0% NSR	Orvana	Gold	0.385	22,000 oz.	__[6]	__[6]
Mulatos	0.30-1.5% NSR (sliding-scale)	Alamos	Gold	0.356	30,000 oz.	0.243	27,000 oz.
Troy	7.0% GSR	Revett	Silver Copper	0.349	114,000 oz. 1.0M lbs.	0.451	167,000 oz. 1.4M lbs.
Martha	2.0% NSR	Coeur d’Alene	Silver	0.200	774,000 oz.	0.223	933,000 oz.
Williams	0.72% NSR	Teck Cominco / Barrick	Gold	0.148	38,000 oz.	__[6]	__[6]
El Limon	3.0% NSR	Central Sun Mining	Gold	0.145	7,000 oz.	__[6]	__[6]
Bald Mountain	1.75-3.5% NSR (sliding-scale)	Barrick	Gold	0.132	16,000 oz.	0.406	38,000 oz.

[1]
Reported production relates to the amount of metal sales that are subject to our royalty interests for the quarters ended  December 31, 2007 and December 31, 2006, as reported to us by the operators of the mines.

[2]	Royalty percentages: GSR1 - 0.40-5.0% (sliding-scale); GSR2 - 0.72-9.0% (sliding-scale); GSR3 - 0.71%; NVR1 - 0.39%.

[3]	Revenues consist of provisional payments for concentrates produced during the current period and final settlements for prior production periods.

[4]
Royalty percentages: TB-GSR1 - 15.0%; TB-GSR2 - 4.3% when the average monthly gold price ranges between  $385 and $430 per ounce. Outside of this range, the royalty rate is calculated by dividing the average monthly gold  price by 100 for gold prices above $430 per ounce, or by dividing the average monthly gold price by 90 for gold  prices below $385 per ounce (e.g., a $900 per ounce gold price results in a rate of 900/100 = 9.0%).

[5]	Receipt of initial royalty revenue commenced after the end of the quarter.

[6]	Receipt of initial royalty revenue commenced after the end of the quarter upon completion of the acquisition of Battle Mountain Gold Exploration Corp.

ROYAL GOLD, INC.
Consolidated Balance Sheets

	December 31, 2007 (Unaudited)	June 30, 2007
Current assets
Cash and equivalents	$195,652,395	$82,841,861
Royalty receivables	12,760,775	12,470,451
Income taxes receivable	470,983	-
Deferred tax assets	192,896	154,050
Prepaid expenses and other	282,258	216,857

Total current assets	209,359,307	95,683,219

Royalty interests in mineral properties, net	298,044,543	215,839,441
Restricted cash - compensating balance	15,750,000	15,750,000
Inventory - restricted	10,880,927	10,611,562
Note receivable - Battle Mountain Gold Exploration	-	14,493,878
Available for sale securities	1,679,117	1,995,041
Other assets	6,433,095	2,276,049
Total assets	$542,146,989	$356,649,190

Current liabilities
Accounts payable	$4,109,442	$2,342,330
Income taxes payable	-	5,064
Dividends payable	2,113,511	1,868,594
Accrued compensation	715,500	344,500
Other	1,429,810	128,039

Total current liabilities	8,368,263	4,688,527

Net deferred tax liabilities	25,606,720	5,910,697
Note payable	15,750,000	15,750,000
Other long-term liabilities	494,581	98,173
Total liabilities	50,219,564	26,447,397

Commitments and contingencies
Minority interest in subsidiary	10,979,686	11,120,797
Stockholders’ equity
Preferred stock, $100.00 par value, 10,000,000 shares authorized; 1,150,000 shares of 7.25% mandatory convertible preferred stock issued	115,000,000	-
Common stock, $0.01 par value, authorized 100,000,000 shares; and issued 30,309,522 and 28,892,980 shares, respectively	303,094	288,929
Additional paid-in capital	350,636,868	310,439,112
Accumulated other comprehensive income	285,485	458,298
Accumulated earnings	15,819,164	8,991,529
Less treasury stock, at cost (229,224 shares)	(1,096,872)	(1,096,872)

Total stockholders’ equity	480,947,739	319,080,996
Total liabilities and stockholders’ equity	$542,146,989	$356,649,190

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	For The Three Months Ended
	December 31, 2007	December 31, 2006
Royalty revenues	$15,396,371	$12,855,289

Costs and expenses
Costs of operations (exclusive of depreciation, depletion and amortization shown separately below)	930,152	900,465
General and administrative	1,968,344	1,532,265
Exploration and business development	1,851,064	472,630
Depreciation, depletion and amortization	3,605,739	2,113,948
Total costs and expenses	8,355,299	5,019,308

Operating income	7,041,072	7,835,981

Interest and other income	2,071,800	954,369
Interest and other expense	(788,750)	(65,380)
Income before income taxes	8,324,122	8,724,970

Current tax expense	(2,910,888)	(3,269,129)
Deferred tax benefit	485,687	718,556
Minority interest in income of consolidated subsidiary	(322,448)	(538,745)
Loss from equity investment	(511,227)	-
Net income	$5,065,246	$5,635,652

Adjustments to comprehensive income
Unrealized gain (loss) in market value of available for sale securities, net of tax	13,438	(189,182)
Comprehensive income	$5,078,684	$5,446,470

Net income	$5,065,246	$5,635,652
Preferred dividends	(1,204,306)	-
Net income available to common stockholders	$3,860,940	$5,635,652

Basic earnings per share	$0.13	$0.24

Basic weighted average shares outstanding	29,777,468	23,604,576

Diluted earnings per share	$0.13	$0.24

Diluted weighted average shares outstanding	30,124,299	23,934,747

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	For The Six Months Ended
	December 31, 2007	December 31, 2006
Royalty revenues	$28,213,372	$22,783,931

Costs and expenses
Costs of operations (exclusive of depreciation, depletion and amortization shown separately below)	1,792,138	1,568,124
General and administrative	3,527,672	2,665,921
Exploration and business development	2,480,722	891,171
Depreciation, depletion, and amortization	6,007,821	3,188,861
Total costs and expenses	13,808,353	8,314,077

Operating income	14,405,019	14,469,854

Interest and other income	3,951,746	1,925,555
Interest and other expense	(1,162,606)	(131,695)
Income before income taxes	17,194,159	16,263,714

Current tax expense	(6,174,836)	(5,920,073)
Deferred tax benefit	900,342	961,902
Minority interest in income of consolidated subsidiary	(542,588)	(709,754)
Loss from equity investment	(549,511)	-
Net income	$10,827,566	$10,595,789

Adjustments to comprehensive income
Unrealized loss in market value of available for sale securities, net of tax	(172,813)	(111,437)
Comprehensive income	$10,654,753	$10,484,352

Net income	$10,827,566	$10,595,789
Preferred dividends	(1,204,306)	-
Net income available to common stockholders	$9,623,260	$10,595,789

Basic earnings per share	$0.33	$0.45

Basic weighted average shares outstanding	29,253,504	23,590,292

Diluted earnings per share	$0.33	$0.44

Diluted weighted average shares outstanding	29,455,599	23,906,594

ROYAL GOLD, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	For The Six Months Ended
	December 31,	December 31,
	2007	2006
Cash flows from operating activities
Net income	$10,827,566	$10,595,789
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, depletion and amortization	6,007,821	3,177,691
Deferred tax benefit	(900,342)	(961,902)
Non-cash employee stock compensation expense	1,418,172	1,322,521
Loss on available for sale securities	48,502	-
Interest income accrued for Battle Mountain note receivable	(713,420)	-
Tax benefit of stock-based compensation exercises	(111,419)	(69,097)

Changes in assets and liabilities:
Royalty receivables	436,721	(2,658,898)
Prepaid expenses and other assets	(2,317,664)	(491,367)
Accounts payable	2,417,269	1,715,153
Income taxes (receivable) payable	(374,125)	301,549
Accrued liabilities and other current liabilities	384,214	178,622
Other long-term liabilities	(13,200)	(13,200)

Net cash provided by operating activities	$17,110,095	$13,096,861

Cash flows from investing activities
Capital expenditures for property and equipment	$(10,965)	$(44,722)
Acquisition of royalty interests in mineral properties	(2,299,754)	(18,235,383)
Deferred acquisition costs	(56,209)	-
Purchase of available for sale securities	-	(81,045)
Battle Mountain acquisition, net of cash acquired of $1,398,181	(2,933,411)	-

Net cash used in investing activities	$(5,300,339)	$(18,361,150)

Cash flows from financing activities:
Tax benefit of stock-based compensation exercises	$111,419	$69,097
Common dividends paid	(3,755,013)	(2,600,318)
Gold loan payoff - Battle Mountain	(6,851,594)	-
Net proceeds from issuance of common stock	397,976	282,501
Net proceeds from issuance of preferred stock	111,097,990	-

Net cash provided by (used in) financing activities	$101,000,778	$(2,248,720)

Net increase (decrease) in cash and equivalents	112,810,534	(7,513,009)

Cash and equivalents at beginning of period	82,841,861	78,449,383

Cash and equivalents at end of period	$195,652,395	$70,936,374

Supplemental cash flow information:
Non-cash financing activities:
Battle Mountain acquisition (with common stock)	$35,831,646	$-

SCHEDULE A

Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues. Free cash flow is a non-GAAP financial measure. Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, minority interest in income of consolidated subsidiary, and any impairment of mining assets. Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio. Free cash flow identifies the cash generated in a given period that will be available to fund the Company’s future operations, growth opportunities, and shareholder dividends. Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations. Below is reconciliation to operating income:

	For the Three Months Ended		For the Six Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Operating income	$7,041,072	$7,835,981	$14,405,019	$14,469,854
Non-cash employee stock compensation	879,551	634,870	1,418,172	1,047,709
Minority interest in income of consolidated subsidiary	(322,448)	(538,745)	(542,588)	(709,754)
Depreciation, depletion and amortization	3,605,739	2,113,948	6,007,821	3,188,861
Free cash flow	$11,203,914	$10,046,054	$21,288,424	$17,996,670